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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 9, 1997

                           CITYSCAPE FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           DELAWARE                        0-27314                        11-2994671
 STATE OR OTHER JURISDICTION              COMMISSION                    (IRS EMPLOYER
       OF INCORPORATION                  FILE NUMBER                 IDENTIFICATION NO.)
  565 TAXTER ROAD, ELMSFORD, NEW YORK       10523-5200
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)                     ZIP CODE
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       Registrant's telephone number, including area code: (914) 592-6677

              ----------------------------------------------------
                         FORMER NAME OR FORMER ADDRESS,
                          IF CHANGED SINCE LAST REPORT

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Item 5.  Other Events.

             ISSUANCE OF 6% CONVERTIBLE PREFERRED STOCK, SERIES A AND RELATED WARRANTS

         On April 9, 1997, the Company completed the private placement of 5,000 shares of 6% Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), with a liquidation preference (the "Liquidation Preference") of $10,000 per share, and related Warrants, pursuant to which the Company received aggregate net proceeds (after transaction fees and expenses) of approximately $49 million. The net proceeds from the sale of the Series A Preferred Stock will be used for working capital purposes or for the repayment of outstanding indebtedness under the Company's Senior Secured Credit Agreement.

         Dividends on the Series A Preferred Stock are cumulative at the rate of 6% of the Liquidation Preference per annum payable quarterly. Dividends are payable, at the option of the Company, (i) in cash, (ii) in shares of Common Stock valued at the closing price on the day immediately preceding the dividend payment date or (iii) by increasing the Liquidation Preference in an amount equal to and in lieu of the cash dividend payment.

         The Series A Preferred Stock is redeemable at the option of the Company at a redemption price equal to 105% of the Liquidation Preference at any time prior to July 9, 1997 or thereafter at a redemption price equal to 120% of the Liquidation Preference if the closing price of the Common Stock is less than $17.50 per share (subject to adjustments) for ten consecutive trading days. In addition, the Series A Preferred Stock is redeemable at the option of the Company at a redemption price equal to 120% of the Liquidation Preference within 30 days of the occurrence of any of the following events: (i) the Common Stock ceases to be listed on Nasdaq or a national securities exchange; (ii) the Company is unable for any reason to issue Common Stock upon receipt of a notice of conversion (such redemption only to the effected holders); (iii) the Company fails to make certain cash payments when due as described below (such redemption only to the effected holders); (iv) trading in the Common Stock is suspended by Nasdaq or the principal market on which the Common Stock is traded for more than seven consecutive trading days; and (v) the registration statement the Company is required to file with respect to the resale of the Common Stock issuable upon conversion of the Series A Preferred or exercise of the Warrants (the "Preferred Registration Statement") has not been declared effective on or before October 6, 1997.

         The Series A Preferred Stock is convertible into shares of Common Stock subject to the following restrictions: each holder is entitled to convert up to 25% of its Series A Preferred Stock on the date of issuance; up to 50% (on a cumulative basis) after 90 days; up to 75% (on a cumulative basis) after 180 days; and up to 100% after 270 days. The conversion price is equal to the lowest daily sales price of the Common Stock during the four consecutive trading days immediately preceding conversion (the "Conversion Period"), discounted by 2% for conversions occurring on days 91 through 180 following original issuance, 3% for conversions occurring on days 181 through 270 and 4% thereafter. Upon the occurrence of any of the events that give rise to the Company's optional redemption right described in clauses (i) through (v) of the previous paragraph, the conversion restrictions will be lifted, the Conversion Period will be increased to 15 consecutive trading days and the conversion discount will be increased to 10%. In addition, during the continuance of such events or the failure (beyond certain specified periods) of the Preferred Registration Statement to remain effective and available for use, the dividend rate will be increased to 15% and the Company will be obligated to make certain cash payments to the holders of the Series A Preferred Stock, provided that if the Company is prohibited from making such payments, such amounts will be added to the Liquidation Preference. Any shares of Series A Preferred Stock outstanding on the fifth anniversary of the original issuance date (subject to certain extensions as provided in the Certificate of Designations) will be automatically converted into Common Stock at the conversion price in effect on the date thereof.

         In the event of a Change of Control (as defined below) of the Company, the conversion restrictions will be lifted and holders of the Series A Preferred Stock may elect, within a specified period, to have the Company redeem such stock at a redemption price equal to 110% of the Liquidation Preference. For purposes of the Series A Preferred Stock, a Change of Control is defined as (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company, (ii) the consolidation or merger of the Company, in which the stockholders of the Company immediately preceding the merger or consolidation fail to continue to own more than 50% of the voting power of the capital stock of the surviving entity and (iii) the acquisition of more than 50% of the voting power of the Company's capital stock by any entity or "group," subject to certain exceptions.

         The Warrants are exercisable at any time within five years of issuance for an aggregate of 500,000 shares of Common Stock at an exercise price per share of $20.625, which is equal to 125% of the closing sale price of the Common Stock on the date immediately prior to the date of original issuance of the Warrants.

         The Company has provided registration rights in connection with the resale of the Common Stock issued upon conversion of the Series A Preferred Stock or the exercise of the Warrants and has agreed to file the Preferred Registration Statement.


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                  A copy of the underlying Securities Purchase Agreement by and between the Company and the purchasers named therein, the Certificate of Designation of the Series A Preferred Stock, the Registration Rights Agreement and the Form of Warrant have been filed with this Form 8-K as exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     4.1  Certificate of Designation of 6% Convertible Preferred Stock, Series
          A.

     4.2 Securities Purchase Agreement dated April 9, 1997 by and among the Company and the purchasers named therein.

     4.3 Registration Rights Agreement dated April 9, 1997 by and among the Company and the purchasers named therein.

     4.4  Form of Common Stock Purchase Warrant.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CITYSCAPE FINANCIAL CORP.
                                                      (Registrant)

                                          By:      /s/ ROBERT C. PATENT
                                            ------------------------------------
                                            Name: Robert C. Patent
                                            Title:   Executive Vice President
Dated: April 10, 1997

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                               INDEX TO EXHIBITS

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EXHIBITS                                   DESCRIPTION                                    PAGE
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   4.1     Certificate of Designation of 6% Convertible Preferred Stock, Series A.
   4.2     Securities Purchase Agreement dated April 9, 1997 by and among the
           Registrant and the purchasers named therein.
   4.3     Registration Rights Agreement dated April 9, 1997 by and among the Company and the purchasers named therein.
   4.4     Form of Common Stock Purchase Warrant.
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